                                                                    Exhibit 10.1



                      [Preformed Line Products Letterhead]








                                                               February 28, 2002



Mr. Randy Ruhlman
Ruhlman Motor Sports
2530 Brandt Forest Court
Greensboro, NC  27455


Dear Randy:

We are pleased to have the opportunity to again be associated with Ruhlman Motorsports for the 2002 race season. We are eager to witness the benefits you will enjoy from joining forces with Tom Gloy Racing. It appears a most successful season awaits Ruhlman Motorsports!

PLP(R) agrees to support Ruhlman Motorsports for the 2002 season through a sponsorship fee of $658,000. Enclosed is a check for $300,000. The disbursement schedule for the remaining amount is as follows:

                              APRIL 2002 - $179,000
                               MAY 2002 - $179,000

As in the past, PLP agrees to pay for crash damage not to exceed $25,000 this season. "Fender bender" type accidents or maintenance items will not qualify for crash damage reimbursement.

Currently, we are committed to customer related activities at the Cleveland and Mid-Ohio events. Other events are still being considered. We also anticipate utilizing the more personal hospitality that you and Cristi so graciously extended last season to some of our smaller groups of customers. The excitement of the paddock area entertainment received rave reviews by those who were fortunate enough to attend.

R. RUHLMAN
RUHLMAN MOTORSPORTS
FEBRUARY 28, 2002                                                        PAGE 2
--------------------------------------------------------------------------------


We are evaluating our requirements for event give-aways, and need to review this area with you or Cristi before vendor commitments are in place.

Randy, we anticipate an exciting and successful 2002 season. We look forward to building stronger customer relationships in the coming months through our unique association with Ruhlman Motorsports. Please call me if there should be any questions.

                                                           Regards,

                                                           /s/ Jon Barnes

                                                           Jon Barnes

RJB:jkj

cc:      J. R. Ruhlman, R. G. Ruhlman